UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2022

KONA GOLD BEVERAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56230	20-1915692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

746 North Drive, Suite A
Melbourne, Florida 32934
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (844) 714-2224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2022, Mr. William J. Outlaw resigned from his position as Director of Kona Gold Beverages, Inc. (the “Company”), which resignation was effective on that date. Mr. Outlaw’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2023	Kona Gold Beverage, Inc.

	By:	/s/ Robert Clark
	Name:	Robert Clark
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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